EXHIBIT 24

                       UNITED STATES DISTRICT COURT
                       NORTHERN DISTRICT OF OHIO
                           EASTERN DIVISION

GOTHAM PARTNERS, L.P., et al.,        ) CASE NO. 1:98CV 0272
                                      )
                  Plaintiffs,         )    JUDGE NUGENT
                                      )
      v.                              )    PLAINTIFFS' MOTION FOR
                                      )    REASSIGNMENT
FIRST UNION REAL ESTATE EQUITY AND    )    ----------------------
MORTGAGE INVESTMENTS,                 )
                                      )
                  Defendant.          )


     Plaintiffs, Gotham Partners, L.P. and Gotham Partners II, L.P. (collectively "Plaintiffs"), pursuant to Local Rule 3.1(b)(3), move this Court for an order reassigning the above-captioned action to the Honorable Ann Aldrich. Good cause exists to grant this motion because this action is related to an earlier assigned case, First Union Real Estate Equity and Mortgage Investments v. Gotham Partners, L.P., et al., Case No. 98CV0105, which was removed to this Court on January 20, 1998. As both the plaintiff and the defendants seek preliminary injunctive relief in that case and Judge Aldrich has entered a detailed scheduling order, considerations of judicial economy weigh heavily in favor of reassignment of this case to Judge Aldrich.

     The grounds for this motion are set forth more fully in the attached Memorandum in Support. Date: January 30, 1998 Respectfully submitted,


OF COUNSEL:
                                    /s/ Michael J. Garvin
                                    --------------------------------
                                    David C. Weiner (0013351)
                                    Michael J. Garvin (0025394)
HAHN LOESER & PARKS LLP
                                    3300 BP America Building
                                    200 Public Square
                                    Cleveland, Ohio 44114-2301
                                    (216) 621-0150

                                                -and-


                                    /s/ Alexander R. Sussman
OF COUNSEL:                         --------------------------------
                                    Alexander R. Sussman(FN1)
FRIED, FRANK, HARRIS, SHRIVER
  & JACOBSON                        25th Floor
                                    One New York Plaza
                                    New York, New York 10004-1980
                                    (212) 859-8000

                                    Attorneys for Plaintiffs


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[FN]
1     Application to appear pro hac vice is pending.